UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2010

MDRNA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On April 1, 2010, MDRNA, Inc. (“MDRNA”) issued a press release announcing that it had entered into an Agreement and Plan of Merger with Calais Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of MDRNA, and Cequent Pharmaceuticals, Inc. (“Cequent”), pursuant to which Merger Sub would merge with and into Cequent, with Cequent surviving as a wholly-owned subsidiary of MDRNA. A copy of the press release announcing this transaction and describing the transactions contemplated in connection therewith is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information about the Merger will be filed with the SEC

This report may be deemed to be solicitation material regarding the proposed merger of MDRNA and Cequent. In connection with the proposed merger, MDRNA intends to file relevant materials and documents with the Securities and Exchange Commission (SEC), including a proxy statement, which will be mailed to the stockholders of MDRNA. Investors and the public are urged to read these materials carefully and in their entirety when they become available because they will contain important information about the companies, the proposed merger and the expectations for the combined company. The proxy statement and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and the public may obtain free copies of the documents filed with the SEC by MDRNA by directing a written request to MDRNA, Inc., 3830 Monte Villa Parkway, Bothell, Washington 98021, Attention: Investor Relations. The directors, executive officers and employees of MDRNA may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the special interests of these directors, executive officers and employees in the proposed transaction, if any, will be included in the proxy statement referred to above.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of MDRNA, Inc. dated April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MDRNA has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

April 1, 2010	By:	/s/ J. MICHAEL FRENCH
	Name:	J. Michael French
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of MDRNA, Inc. dated April 1, 2010.